                                                                   Exhibit 10(m)


================================================================================

                          NEWMONT MINING CORPORATION
                 INTERMEDIATE TERM INCENTIVE COMPENSATION PLAN

       (Amended and Restated Generally Effective as of January 1, 2001)

================================================================================

                          NEWMONT MINING CORPORATION
                 INTERMEDIATE TERM INCENTIVE COMPENSATION PLAN

      (As Amended and Restated Generally Effective as of January 1, 2001)


     The board of directors of Newmont Mining Corporation (formerly Newmont Gold Company) (the "Company"), established the Newmont Gold Company Intermediate Term Incentive Compensation Plan (the "Plan"), effective January 1, 1997 (the "Effective Date"). The Plan was previously amended and restated in its entirety, generally effective as of January 1, 1998 and the name of the Plan was changed to the Newmont Mining Corporation Intermediate Term Incentive Compensation Plan effective May 15, 2000. The Plan is hereby amended and restated in its entirety, generally effective as of January 1, 2001, as set forth below. The Plan, unless otherwise terminated or amended by the Board (as defined herein) shall terminate following the Performance Period (as defined herein) ending December 31, 2003.

                                    PURPOSE
                                    -------

     The purpose of the Plan is to provide to selected key employees of the Company and its Affiliated Entities (defined herein) that participate in the Plan a more direct interest in the success of the operations of the Company by rewarding their successful efforts to minimize production costs, expand resources and optimize capital investments. Employees of the Company and participating Affiliated Entities will be rewarded in accordance with the terms and conditions described below.

                                   ARTICLE I
                                   ---------

                                  DEFINITIONS
                                  -----------

     1.1  "Affiliated Entity(ies)" means any corporation or other entity, now or
           ---------------------
hereafter formed, that is or shall become affiliated with the Company, either directly or indirectly, through stock ownership, control or otherwise, as determined by the Company.

     1.2  "Annual Return on Invested Capital" means the sum of the Company's
           ---------------------------------
consolidated net income applicable to common shareholders and Pro-rata Tax-effected Interest Expense for a calendar year divided by the average of the sum of the Company's Pro-rata Debt and consolidated stockholders' equity for the year. Consolidated net income applicable to common shareholders and consolidated stockholders' equity are the amounts reflected in the Company's annual audited consolidated financial statements. The average of the sum of Pro-rata Debt and shareholders' equity is determined by taking the balance of each as of the end of the previous year, adding such balances to the balances as of the end of the current year, and dividing the result by two.

     1.3  "Average Return on Invested Capital" means the sum of the Annual
           ----------------------------------
Return on Invested Capital for each fiscal year in the applicable Performance Period, divided by the number of years in the applicable Performance Period, beginning with the Performance Period from

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January 1, 2000 through December 31, 2002, provided, however, that for such
Performance Period Average Return on Invested Capital shall be based upon the 2001 and 2002 fiscal years only.

     1.4  "Average Return on Invested Capital Factor" means the Performance
           -----------------------------------------
Factor determined with respect to the Company's Average Return on Invested Capital for the relevant Performance Period.

     1.5  "Board" means the Board of Directors of the Company.
           -----

     1.6  "Bonus Eligible Earnings" means the total base salary earnings of the
           -----------------------
Employee during the Plan Year. If an Employee is absent from work because of a work-related injury, the Employee's "Bonus Eligible Earnings" will be determined by his actual gross W-2 base earnings during the Plan Year. In the case of a Terminated Eligible Employee who is Disabled, "Bonus Eligible Earnings" will be determined by his actual gross W-2 base earnings, including short-term disability pay received during the Plan Year, but excluding pay from any other source. If an Employee dies during the Plan Year, the "Bonus Eligible Earnings" for such Terminated Eligible Employee will be determined by his actual gross W-2 base earnings. If an Employee is on active military duty during a Plan Year, the "Bonus Eligible Earnings" will be determined by his actual gross W-2 base earnings during the Plan Year, exclusive of any military pay. If an Employee does not receive a W-2, his "Bonus Eligible Earnings" shall be determined on the basis of his actual gross base earnings for the Plan Year, or portion thereof, as shown on the payroll records of the Company or the Participating Employer. In all cases, an Employee's "Bonus Eligible Earnings" shall be computed before reduction for pre-tax contributions to an employee benefit plan of the Company pursuant to Section 401(k) or Section 125 of the Code. In the event of a Change of Control, each Participant's "Bonus Eligible Earnings" for purposes of computing the applicable ITIP Bonus in accordance with the provisions of Section
3.3 shall be equal to each such Participant's base salary, on an annualized basis, as of the date immediately preceding the Change of Control, or, in the case of a Participant who terminates employment prior to the date of the Change of Control, such Participant's base salary for the Plan Year through the date of termination of employment.

     1.7  "Cash Cost Factor" means the Performance Factor determined with
           ----------------
respect to the Company's Cash Cost Per Equity Ounce for the relevant Performance Period.

     1.8  "Cash Cost Per Equity Ounce" means the Company's "Total Cash Costs" of
           --------------------------
the relevant producing properties, as determined by the Company, on an equity basis during the relevant Performance Period, divided by the total equivalent ounces produced from the same properties on an equity basis during the relevant Performance Period. The components of "Total Cash Costs" are as defined by the Gold Institute reporting standard, regardless of whether the relevant property primarily produces gold. Beginning with the 2001-2003 Performance Period, by-product credits shall be added back to cash costs to the extent production from such by-product credits is included in equivalent ounce production as determined by the Company. Equivalent ounces produced are determined by taking the Company's equity gold production ounces from the same properties used in determining "Total Cash Costs" and adding to it relevant non-gold production, as determined by the Company, which is converted to gold ounces based upon the relative price of an ounce of gold to the price of a unit of non-gold production as determined by the Company. To the extent a by-product credit is taken in determining "Total Cash Costs," production resulting in such by-product credit shall not be included in arriving at total equity ounces produced. The Cash Cost per Equity Ounce shall be calculated by the Company and approved by the Compensation Committee.

     1.9  "Change of Control" means:
           -----------------

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company,
(ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section; or

          (b) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company; or

          (c) Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     1.10 "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time.

     1.11 "Common Stock" means the $1.60 par value common stock of Newmont
           ------------
Mining Corporation.

     1.12 "Company" means Newmont Mining Corporation, and where the context
           -------
requires, any Affiliated Entity that has become a Participating Employer.

     1.13 "Compensation Committee" means the Compensation Committee of the Board
           ----------------------
of Directors of the Company.

     1.14 "Disability" means a condition such that the Employee has terminated
           ----------
employment with the Company and/or all Participating Employers with a qualifying disability and has immediately begun receiving benefits from a long-term disability plan of the Company or a Participating Employer.

     1.15 "Earnings Factor" means the Performance Factor determined with
           ---------------
respect to the Company's Earnings Per Share for the relevant Performance Period. The Earnings Factor shall be applicable in computing a Participant's ITIP Bonus for the Performance Period ending December 31, 2001 and not for subsequent Performance Periods.

     1.16 "Earnings Per Share" means the earnings per share, before
           ------------------
extraordinary items (determined in accordance with the provisions of Accounting Principles Board Opinion Number 30), of the Company, for the relevant Performance Period, as determined by the Company.

     1.17 "Employee" means a full time, salaried employee of the Company and/or
           --------
a Participating Employer, excluding temporary or leased employees. For purposes of this Plan, an employee is any individual who provides services to the Company as a common law employee and whose remuneration is subject to the withholding of federal income tax pursuant to Section 3401 of the Code. An Employee shall not include any individual (i) who provides services to the Company and/or a Participating Employer under an agreement, contract, or any other arrangement pursuant to which the individual is initially classified as an independent contractor by the Company and/or a Participating Employer, or (ii) whose remuneration for services has not been treated initially as subject to the withholding of federal income tax pursuant to Section 3401 of the Code even if the individual is subsequently reclassified as a common law employee as a result of a final decree of a court of competent jurisdiction or the settlement of an administrative or judicial proceeding.

     1.18 "Fair Market Value" means, with respect to a share of Common Stock as
           -----------------
of a given date, the average of the high and low sales prices for a share of Common Stock as reported for the Company by Reuters for such date; provided, however, that if there is no sale of shares of Common Stock reported by Reuters on such date, such fair market value shall be the average between the bid and asked prices for a share of common stock reported by Reuters at the close of trading on such date; provided further, however, that if no such prices are reported for such day, the most recent day for which such prices are available shall be used. In the event that the method for determining the fair market value of a share of Common Stock provided for in the previous sentence shall not be practicable, then such fair market value shall be determined by such other reasonable valuation method as the Compensation Committee shall, in its discretion, select and apply in good faith as of the given date.

     1.19 "ITIP Bonus" means the bonus payable to a Participant under this Plan
           ----------
with respect to a Performance Period (or portion thereof as provided in Section 3.2), which shall be determined by multiplying the Participant's Bonus Eligible Earnings for the last Plan Year of such Performance Period (or portion thereof) by the product of the following: (a) for the Performance Period from January 1, 1999 through December 31, 2001, 70% times (Targeted Payout Percentage times
                                    -----                             -----
Management Effectiveness Factor) plus 30% times (Targeted Payout Percentage
                                 ----     -----
times Earnings Factor); (b) for the Performance Period from January 1, 2000
-----
through December 31, 2002, 70% times (Targeted Payout Percentage times
                               -----
Management Effectiveness Factor) plus 30% times (Targeted Payout Percentage
                                 ----     -----
times Average Return on Invested Capital Factor); and (c) for the Performance
-----
Period from January 1, 2001 through December 31, 2003, 33-1/3% times (Targeted
                                                               -----
Payout Percentage times Cash Cost Factor) plus 33-1/3% times (Targeted Payout
                  -----                   ----         -----
Percentage times Total Reserves Factor) plus 33-1/3% times (Targeted Payout
           -----                        ----         -----
Percentage times Average Return on Invested Capital Factor).  The ITIP Bonus
           -----
calculation for Performance Periods beginning on January 1, 2002 and thereafter shall be established by the Board and this Plan shall not be effective for any Performance Period ending after December 31, 2003 unless so extended by the Board.

     1.20 "Management Effectiveness Factor" means, with respect to any
           -------------------------------
applicable Performance Period, the average of the Production Factor, the Cash
                                   -------
Cost Factor and the Total Reserves Factor for such Performance Period.

     1.21 "Measure of Performance" means Production Equity Ounces, Cash Cost Per
           ----------------------
Equity Ounce, Total Reserves Equity Ounces, Earnings Per Share and Average Return on Invested Capital, as the case may be, for the relevant Performance Period.

     1.22 "Participant" means an Employee who has satisfied the eligibility
           -----------
requirements of Article II and who is, or may become, entitled to an ITIP Bonus under the provisions of this Plan.

     1.23 "Participating Employer" means the Company and any Affiliated Entity
           ----------------------
that the Company determines shall participate in the Plan.

     1.24 "Pay Grade" means those jobs sharing a common salary range, as
           ---------
designated by the Company. If the Pay Grade of a Participant changes during the Performance Period, the Targeted

Payout Percentage applicable to such Participant shall be prorated in accordance with the provisions of Section 1.36.

     1.25 "Performance Categories" means, effective for the Performance Period
           ----------------------
beginning January 1, 1999 and ending December 31, 2001, and for all subsequent Performance Periods, the following categories used to determine the Performance
Factors: "Outstanding," "Target" and "Threshold". The Compensation Committee shall approve the level of performance for each Performance Category and for each Measure of Performance with respect to each Performance Period. The Compensation Committee shall retain the discretion to change the required levels of performance, and the underlying measurements of performance, in order to reflect the acquisition or disposition of assets, or for other reasons as determined by the Compensation Committee in its sole discretion.

     1.26 "Performance Factor" means the Production Factor, the Cash Cost
           ------------------
Factor, the Total Reserves Factor, the Average Return on Invested Capital Factor or the Earnings Factor, as the case may be, for the relevant Performance Period. The Performance Factor for each of the foregoing Factors shall be determined based upon where each such Measure of Performance falls with respect to the level of performance approved by the Compensation Committee for each Performance Category. Effective for the Performance Period beginning January 1, 1999 and ending December 31, 2001, and for all subsequent Performance Periods, the Performance Factor for the Outstanding Performance Category shall be two, the Performance Factor for the Target Performance Category shall be one, and the Performance Factor for the Threshold Performance Category shall be zero. The Performance Factor for each Measure of Performance will be determined by interpolation, with rounding to the nearest 0.01, where the Measure of Performance falls between the specified Performance Categories for such Performance Period. The Compensation Committee shall certify in writing, prior to the payment of any ITIP Bonus, that the Performance Factors used for the calculation of the ITIP Bonus have been attained.

     1.27 "Performance Period" means the period of Plan Year(s) over which the
           ------------------
Measures of Performance shall be calculated for purposes of determining the amount of an ITIP Bonus. The Performance Periods shall be composed of three Plan Years beginning January 1, 1999.

     1.28 "Plan Year" means the calendar year.
           ---------

     1.29 "Position(s)" means the defined job(s) held by an Employee during the
           -----------
Plan Year.

     1.30 "Production Equity Ounces" means the total equivalent equity ounces
           ------------------------
produced by the Company in the relevant Performance Period, as calculated by the Company and approved by the Compensation Committee.

     1.31 "Production Factor"  means the Performance Factor attributable to
           -----------------
Production Equity Ounces with respect to the relevant Performance Period.

     1.32 "Pro-rata Tax-effected Interest Expense" means the Company's annual
           --------------------------------------
consolidated interest expense as reflected in the annual consolidated income statement less the minority interest
          ----
in Minera Yanacocha SRL's interest expense included in the consolidated amount plus the Company's share of P.T. Newmont Nusa Tengarra's third party interest
----
expense, with the result multiplied by one minus the Company's marginal U.S. tax rate.

     1.33 "Pro-rata Debt" means the sum of all interest bearing debt reflected
           -------------
on the Company's consolidated financial statements less the minority interest in
                                                   ----
Minera Yanacocha  SRL's debt included in the consolidated amount plus the
                                                                 ----
Company's share of P.T. Newmont Nusa Tengarra's third party interest bearing debt.

     1.34 "Retirement" means termination of employment with the Company and/or
           ----------
all Participating Employers by an Employee who immediately begins to receive benefits from a defined benefit pension plan of the Company or a Participating Employer.

     1.35 "Severance" means the termination of employment with the Company
           ---------
and/or all Participating Employers because of an event entitling the Employee to benefits under the terms of the Severance Pay Plan of Newmont Mining Corporation if the Employee complies with all requirements of the Severance Pay Plan and immediately begins receiving benefits under the terms of the Severance Pay Plan.

     1.36 "Targeted Payout Percentage"  means the percentage of a Participant's
           --------------------------
Bonus Eligible Earnings taken into account when calculating the ITIP Bonus with respect to a Performance Period. The Targeted Payout Percentage for the Performance Period beginning January 1, 1999 and ending December 31, 2001, the Performance Period beginning January 1, 2000 and ending December 31, 2002 and the Performance Period beginning January 1, 2001 and ending December 31, 2003 shall be determined in accordance with the provisions of Schedule A attached hereto and hereby made a part hereof. Targeted Payout Percentages for subsequent Performance Periods shall be established by the Compensation
Committee and attached as additional Schedules to this Plan.   If the Pay Grade
of a Participant changes during a Performance Period, the Targeted Payout Percentage applicable to such Participant shall be prorated based upon the number of days spent in each Pay Grade during the Performance Period.

     1.37 "Terminated Eligible Employee" means an Employee who terminates
           ----------------------------
employment with the Company and/or a Participating Employer during the Plan Year on account of death, Retirement, Disability or Severance. The Vice President of Human Resources of the Company may, in his sole discretion, also designate in writing other Employees who terminate employment during the Plan Year under other circumstances as "Terminated Eligible Employees".

     1.38 "Total Reserves Equity Ounces" means the Company's total equity ounces
           ----------------------------
of gold in proven and probable gold reserves at the end of the relevant Performance Period as calculated by the Company and approved by the Compensation Committee.

     1.39 "Total Reserves Factor" means the Performance Factor determined with
           ---------------------
respect to the Total Reserves Equity Ounces for the relevant Performance Period.

                                  ARTICLE II
                                  ----------

                                  ELIGIBILITY
                                  -----------

     All Employees of the Company and/or a Participating Employer in Pay Grades 109 and above are eligible to receive an ITIP Bonus under the Plan, provided (i) they are on the payroll of the Company and/or a Participating Employer as of the last day of the relevant Performance Period, or (ii) they are a Terminated Eligible Employee with respect to such Plan Year. Employees who are on short-term disability under the Company's short-term disability policy or not working because of a work-related injury as of the last day of the Plan Year shall be eligible to receive a bonus under clause (i). Notwithstanding the foregoing provisions of this Article II, the Compensation Committee may, prior to the end of any Performance Period, exclude from eligibility for participation under this Plan with respect to such Performance Period any Employee or Employees, as the Compensation Committee may determine in its sole discretion.


                                  ARTICLE III
                                  -----------

                            PAYMENT OF ITIP BONUS
                            ---------------------

     3.1  Determination of ITIP Bonus - In General.  As soon as reasonably
          ----------------------------------------
practicable after the end of each Performance Period, when all of the necessary information with respect to the Performance Factors for such Performance Period have been determined, the Compensation Committee shall certify in writing the extent to which the Measures of Performance satisfy the Performance Categories, the Performance Factors achieved with respect to such Performance Period, and any other material terms of this Plan that apply to the payment of the ITIP Bonus. Following such certification, payment of the ITIP Bonus shall be made to the eligible Participants (other than Terminated Eligible Employees) in accordance with the provisions of this Article III as soon as reasonably practicable.

     3.2  Determination of ITIP Bonus and Payment of ITIP Bonus to Terminated
          -------------------------------------------------------------------
Eligible Employees.  Terminated Eligible Employees shall be entitled to receive
------------------
an ITIP Bonus based upon their Bonus Eligible Earnings for the Plan Year during which their employment with the Company and/or a Participating Employer terminates, calculated by using the Targeted Payout Percentage for the Performance Period applicable to the Plan Year during which the Participant terminated employment. If a Participant terminates employment before the completion of one full Plan Year during a Performance Period no ITIP Bonus shall be paid. Payment shall be made to a Terminated Eligible Employee with respect to a Performance Period in accordance with Section 3.5 as soon as practicable following the date of termination from employment with the Company and/or a Participating Employer.

     3.3  Change of Control.  In the event of a Change of Control, each
          -----------------
Participant (including any Terminated Eligible Employee) shall become entitled to the payment of an ITIP Bonus based upon the applicable Targeted Payout Percentage for the Performance Period during which such Change of Control occurs and calculated based upon a Performance Category for each Performance

Factor equal to the greater of the actual Performance Category attained with respect to such Performance Factor or the Target Performance Category. If a Change of Control occurs prior to the time that the Compensation Committee has established the Targeted Payout Percentages or the levels of performance for the Performance Categories and Measures of Performance for a Performance Period, the levels of performance and Targeted Payout Percentages shall be based upon the immediately preceding Performance Period. Notwithstanding the provisions of
Section 3.5, in the event of a Change of Control, the ITIP Bonus payable pursuant to this Section 3.3 shall be paid entirely in cash. Payment of the ITIP Bonus under the foregoing circumstances shall be made as soon as practicable following the date of the Change of Control. Upon the completion of such payments, the Participants shall have no further right to the payment of any ITIP Bonus hereunder (other than an ITIP Bonus previously earned but not yet paid) and this Plan shall terminate.

     3.4  Limitation on ITIP Bonus.  Effective for the Performance Period ending
          ------------------------
December 31, 2001 and for all subsequent Performance Periods, the maximum ITIP Bonus payable to any Participant under this Plan with respect to a Performance Period shall not exceed 200% of the amount of such Bonus payable to the Participant if all Performance Factors were at the Target Performance Category level, based upon the Bonus Eligible Earnings of such Participant for the last Plan Year in the Performance Period. Notwithstanding the foregoing, the largest ITIP Bonus payable to any Participant under this Plan with respect to any Performance Period shall not exceed $3 million.

     3.5  Form of Payment.  The amount of ITIP Bonuses payable under this Plan
          ---------------
shall be paid 50% in cash and 50% in shares of Common Stock (payable in whole shares only with excess amounts paid in cash), which shall be subject to the restrictions set forth in Section 3.7 below. The number of shares of Common Stock to be issued in payment of an ITIP Bonus shall be determined based upon the Fair Market Value of the Common Stock on the date that the Compensation Committee meets and certifies the satisfaction of the material terms of this Plan with respect to the payment of the ITIP Bonus in accordance with the provisions of Section 3.1. Notwithstanding the foregoing, (i) the Compensation Committee may, in its sole discretion, cause all or any portion of any ITIP Bonus otherwise payable in shares of Common Stock to be paid in cash, and (ii) if a Participant terminates employment before payment of an ITIP Bonus and if all of the Participant's shares of Common Stock granted pursuant to this Plan are non-forfeitable, in accordance with the provisions of Section 3.7, the Participant's ITIP Bonus may be paid in cash if approved by the Vice President of Human Resources of the Company.

     3.6  Withholding Taxes.  All bonuses payable hereunder shall be subject to
          -----------------
the withholding of such amounts as the Company may determine is required to be withheld pursuant to any applicable federal, state or local law or regulation. The Compensation Committee may, in its sole discretion, permit any Participant to satisfy the minimum withholding applicable to the portion of the ITIP Bonus payable in shares of Common Stock by causing the Company to withhold the appropriate number of shares of Common Stock from the ITIP Bonus otherwise payable and to make the requisite withholding payments on behalf of the Participant.

     3.7  Restrictions on Common Stock.  (a) Shares of Common Stock issued as
          ----------------------------
payment of a portion of an ITIP Bonus hereunder shall be restricted and subject to forfeiture as follows: If a

Participant terminates employment prior to the first anniversary of the date on which such shares of Common Stock were granted to the Participant (as determined by the Compensation Committee) (the "Grant Date"), all such shares of Common Stock shall be forfeited. If a Participant terminates employment on or after the first anniversary of the Grant Date, but prior to the second anniversary of the Grant Date, the Participant shall forfeit 50% of the shares of Common Stock awarded as a part of such ITIP Bonus. If a Participant terminates employment on or after the second anniversary of the Grant Date, the shares of Common Stock shall not be subject to forfeiture. Notwithstanding the foregoing, if a Participant terminates employment on account of a Change of Control or is a Terminated Eligible Employee, none of the shares of Common Stock granted to the Participant pursuant to this Plan shall be subject to forfeiture.

          (b) Effective with respect to the Performance Period ending December 31, 2001, and for all subsequent Performance Periods, the following provisions of this Section 3.7(b) shall be applicable. For prior Performance Periods, the provisions of Section 3.7(b) as previously in effect shall be applicable.
Shares of Common Stock issued hereunder as a part of an ITIP Bonus shall not be subject to transfer by the Participant until such time as the Shares have become non-forfeitable in accordance with the provisions of Section 3.7(a), at which time such Shares of Common Stock may be freely transferred by the Participant subject to all applicable laws, regulations and Company policies.

          (c) The Compensation Committee shall cause a legend to be placed on the Common Stock certificates issued pursuant to this Plan referring to the restrictions provided by this Section and, in addition, may in its sole discretion require one or more of the following methods of enforcing the restrictions: (i) requiring the Participant to keep the stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect; or (ii) requiring that the stock certificates, duly endorsed, be held in the custody of a third party while the restrictions remain in effect.

          (d) Shares of Common Stock issued under this Plan may be issued pursuant to the provisions of the Newmont Mining Corporation 1996 Employees Stock Plan, or otherwise, as determined in the sole discretion of the Compensation Committee. Effective with respect to the Performance Period ending December 31, 2002, and subsequent Performance Periods, shares of Common Stock issued under this Plan shall be issued pursuant to the provisions of the Newmont Mining Corporation 1999 Employee Stock Plan, or otherwise, as determined in the sole discretion of the Compensation Committee.

          (e) The Compensation Committee may, in its sole discretion, require the Participant to agree not to make an election pursuant to Section 83(b) of the Code as a condition for the receipt of Common Stock hereunder.

                                  ARTICLE IV
                                  ----------

                              GENERAL PROVISIONS
                              ------------------

     4.1  Administration.  The Plan will be administered by the Compensation
          --------------
Committee or its delegees.   The Compensation Committee shall interpret the
provisions of the Plan in its full and absolute discretion. The determinations of the Compensation Committee with respect to the Plan shall be conclusive. All expenses of the Company in administering the Plan shall be borne by the Company.

     4.2  Plan Unfunded.  The Plan shall be unfunded and no trust or other
          -------------
funding mechanism shall be established for the Plan. All benefits to be paid pursuant to the Plan shall be paid by the Company from its general assets and an Employee (or his heir or devisee) shall not have any greater rights than a general, unsecured creditor against the Company for any benefit hereunder.

     4.3  Participation in Plan by Affiliates.  Any Affiliated Entity shall
          -----------------------------------
become a party to this Plan and become a Participating Employer upon designation by the Company as a Participating Employer.

     4.4  Amount Payable Upon Death of Employee.  If a Participant who is
          -------------------------------------
entitled to payment hereunder dies before receiving full payment of the amount due, such amount shall be paid, in a cash lump sum, to the beneficiary or beneficiaries designated by the Participant to receive life insurance proceeds under the Company's life insurance plan. In the absence of an effective beneficiary designation under said plan, any amount payable hereunder following the death of a Participant shall be paid to the Participant's estate.

     4.5  Right of Offset.  To the extent permitted by applicable law, the
          ---------------
Company may, in its sole discretion, apply any bonus payments otherwise due and payable under this Plan against any Participant loans outstanding to the Company or other debts of the Participant to the Company.

     4.6  Amendments, Termination, Etc.  The Board, upon the recommendation of
          ----------------------------
the Compensation Committee, may at any time amend, modify, suspend or terminate the Plan.

     4.7  Payments Due Minors or Incapacitated Persons.  If any person entitled
          --------------------------------------------
to a payment under the Plan is a minor, or if the Compensation Committee determines that any such person is incapacitated by reason of physical or mental disability, whether or not legally adjudicated as an incompetent, the Compensation Committee shall have the power to cause the payment becoming due to such person to be made to another for his benefit, without responsibility of the Compensation Committee, the Company, or any other person or entity to see to the application of such payment. Payments made pursuant to such power shall operate as a complete discharge of the Compensation Committee, the Plan and the Company.

     4.8  Section Headings.  The Section headings are included herein only for
          ----------------
convenience, and they shall have no effect on the interpretation of the Plan.

     4.9  Severability.  If any article, section, subsection or specific
          ------------
provision is found to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provision had never been set forth in the Plan.

     4.10 No Right to Employment.  The establishment of this Plan shall not
          ----------------------
be deemed to confer upon any person any legal right to be employed by, or to be retained in the employ of, the Company or any Affiliated Entity, or to give any Employee or any person any right to receive any payment whatsoever, except as provided under this Plan. All Employees shall remain subject to discharge from employment to the same extent as if this Plan had never been adopted.

     4.11 Transferability.  Any ITIP Bonus payable hereunder is personal to the
          ---------------
Participant and may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of except by will or by the laws of descent and distribution.

     4.12 Successors.  This Plan shall be binding upon and inure to the benefit
          ----------
of the Company, the Participating Employers and the Participants and their respective heirs, representatives and successors.

     4.13 Governing Law.  The Plan and all agreements hereunder shall be
          -------------
construed in accordance with and governed by the laws of the State of Colorado, unless superseded by federal law.

     Amended and restated as of January 1, 2001.

                                        NEWMONT MINING CORPORATION


                                        By: /s/ Robert J. Bush
                                           ----------------------------------
                                           Vice President, Admin. Services/
                                            Human Resources

                                  SCHEDULE A
                                  ----------

                          Targeted Payout Percentages
                          ---------------------------

                Pay Grade     1999-2001   2000-2002   2001-2003
                ---------     ---------   ---------   ---------
                   203           175%        175%        175%
                   201           125%        125%        125%
                   200           110%        110%        110%
                 113-114          65%         65%         65%
                 111-112          50%         50%         50%
                   110            40%         40%         40%
                   109            30%         30%         30%